Exhibit 10.12

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA.

AMENDED AND RESTATED NOTE

MERCER STAFFING, INC.

9% Subordinated Note Due 2008

$250,000	March 1, 2005

MERCER STAFFING, INC. (“MSI”), for value received, promises to pay to Optos Capital, LLC or its registered assigns (the “Noteholder”) on March 31, 2008 (the “Maturity Date”), the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), and to pay interest (calculated on the basis of a year of three hundred sixty (360) days comprised of twelve (12) months of thirty (30) days each) in cash on the principal amount hereof for the period from and including the date of issuance hereof to and including the date of the repayment hereof in full at a rate per annum equal to nine percent (9%), payable quarterly provided MSI is in compliance with all the terms and conditions set forth in the Loan and Security Agreement dated Security Agreement, dated February 28, 2005 among Bridge Healthcare Finance, LLC, Bridge Opportunity Finance, LLC (“Senior Lenders”), MSI and its subsidiaries. Such terms and conditions are set forth in the executed subordination agreement which shall be incorporated herein by reference.

This Note re-evidences certain indebtedness previously evidenced by that certain Note dated October 15, 2001 from Mercer Ventures, Inc. (“MVI”) to the order of Noteholder (the “Prior Note”) issued pursuant to the Securities Purchase Agreement dated as of October 15, 2001 between MVI and Noteholder.

This Note is given in substitution for and not as payment for the Prior Note and is not intended as a novation thereof.

Payment of principal of, interest on this Note, and all other amounts payable hereunder or under shall be made in Dollars in immediately available funds, at the place and time and in the manner to be specified.

This Note and the Indebtedness evidenced hereby constitute Subordinated Indebtedness and are subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, as set forth in the Subordination Agreement dated February 18, 2005 with Senior Lenders, the Noteholder, MSI and its subsidiaries.

This Note is subject to the optional prepayment by MSI prior to the Maturity Date provided subject to the terms of the Subordination Agreement (“Subordination Agreement”).

This Note is registered on the books of MSI and is transferable only as provided in the Subordination Agreement executed with Lender.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws.

* * *

IN WITNESS WHEREOF, this Note has been duly executed and delivered by MSI’s officer as of the date and at the place first written above.

MERCER STAFFING, INC.

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

ACKNOWLEDGEMENT AND CONSENT

The undersigned entered into that certain Securities Purchase Agreement dated as of October 15, 2001 (the “Purchase Agreement”) with Mercer Ventures, Inc. (“MVI”) and, pursuant to the terms of the Purchase Agreement, ACS issued and delivered to the undersigned MVI’s 9% Subordinated Note Due 2006 dated October 15, 2001 (the “Note”). The undersigned hereby acknowledges and consents to the transfer and assignment of the Purchase Agreement and the Note from MVI to Mercer Staffing, Inc. (“MSI”) effective as of February 16, 2005.

Optos Capital, LLC

By:	/s/ Chris Ferguson
Chris Ferguson
Manager